Exhibit 11


                             CityFed Financial Corp.
              Statement Regarding the Computation of Per Share Loss




                                      Three Months Ended        Six Months Ended
                                           June 30,                 June 30,
                                      ------------------       -----------------
                                      1997         1996        1997         1996
                                      ----         ----        ----         ----
 Computation of Loss Per Share:

 Weighted average number of
    shares outstanding              18,714,646   18,714,646   18,714,646   18,714,646

 Loss applicable to  common
    stock:(1)

  From continuing operations       $(2,101,000) $(2,117,000) $(4,190,000) $(4,219,000)
                                   ===========  ===========  ===========  ===========

  From discontinued operations     $         -  $  (200,000) $         -  $(4,150,000)
                                   ===========  ===========  ===========  ===========

  Net loss                         $(2,101,000) $(2,317,000) $(4,190,000) $(8,369,000)
                                   ===========  ===========  ===========  ===========

 Loss per share:

  From continuing operations            $(0.11)      $(0.11)      $(0.22)      $(0.23)
                                        ======       ======       ======       ======

  From discontinued operations          $    -       $(0.01)      $    -       $(0.22)
                                        ======       ======       ======       ======

  Net loss                              $(0.11)      $(0.12)      $(0.22)      $(0.45)
                                        ======       ======       ======       ======

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(1) Losses  applicable to Common Stock are net of preferred  stock dividends for the three months ended June 30, 1997 and 1996 in the amount of $2,159,000 in each period. Losses applicable to Common Stock are net of preferred stock dividends for the six months ended June 30, 1997 and 1996 in the amount of $4,318,000 in each period.